                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-81801, 333-78125, 333-45542 and 333-10408) pertaining to the
Republic Services 401(k) Plan, 1998 Stock Incentive Plan, Republic Services, Inc. Amended and Restated Employee Stock Purchase Plan and Republic Services, Inc. Amended and Restated 1998 Stock Incentive Plan, respectively, of our report dated February 3, 2003, with respect to the consolidated financial statements and schedule of Republic Services, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                           /s/ Ernst & Young LLP


Fort Lauderdale, Florida
March 24, 2003